Exhibit 10.20

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ASC AGREEMENT NO. JOINT RESEARCH AGREEMENT FOR THROUGH - TUBING CEMENr EV%UArioN Tooe This Joint Research Agreement (“Agreement”) is by and between Aramco Services Company, a Delaware corporation (“ASC” or “Company”), and GOWell International, LLC, a Texas Limited Liability Company (“Contractor”), to be effective as of the last date of the last party to sign below (“Effective Date”). The term of this Agreement commences on the fiftéctive Date and ends on the second anniversary of the Effective Date. (“Term”). This Agreement consists of this signed document and the following attached schedules and aeachments: SCHEDULE A - General Terms and Conditions SCHEDULE B - Scope of’Work Attachment I — Research Schedule and Technology Readiness Level Definitions Attachment JI — Contractor's Background Intellectual Property Attachment Ill — ASC's Background Intellectual Property SCHEDULE C - Compensation and Paymetlt SCHEDULE D — Preparatoi y or Auxiliary Services in Saudi Arabia GOWELL INTERNATIONAL, LLC By: Name: Title: Date: 4/12/2 0 22 ARAMCO SERVICES COMPANY By’: Date: 4/ 1 1/2022 General Use Classification: General Use

ASC AGREEMENT N resulting from any negligent acts or omissions of Contractor, its employees, appointed representatives, and subcontractors, if any. 4. Except as provided in 6 . 2 . above, ASC shall defend, indemnify and hold harmless the Contractor and its Affiliates and their trustees, officers, directors, employees and appointed representatives, from any and all claims, losses, expenses or damages arising from or related to the injury or death of any person, and the damage or loss of any property resulting from any negligent acts or omissions of ASC, its employees and appointed representatives . 5. Contractor agrees to obtain and maintain Commercial General Liability Insurance coverin all of Contractor's activities under this Agreement, with limits of no less than for Bodily Injury Liability per person and per occurrence and no less than or Property Damage Liability per occurrence. 6. ASC agrees to obtain and maintain Commercial General Liability Insurance covering all for Bodily for Property ASC's activities under this Agreement, with limits of no less than Injury Liability per person and per occurrence and no less than Damage Liability per occurrence. 7. Warranties 1. Contractor warrants that it shall perform the Work and all its obligations in a professional manner and in strict accordance with the specifications set forth in Schedule B . 2. Contractor warrants that all persons employed or used by Contractor to perform Work in the United States hereunder are authorized by U . S . immigration law to work in the United States . ASC may terminate this Agreement without notice and without liability should it be discovered that Contractor is in breach of this warranty . 3. Except for Section 7 . 1 . , neither Party makes any representation or warranty of any kind, express or implied, concerning the validity of any Research Results, Reports or other Deliverables, including, but not limited to, any representation or warranty of (i) merchantability ; (ii) fitness for a particular purpose ; and (iii) the absence of any latent or other defects . 4. Contractor further warrants that all Contractor supplied materials, tools and equipment shall conform to the specifications set forth in Schedule B, shall be free of defects in material and workmanship and fit for the purposes intended . 5. Should ASC discover at any time within fter performance of the Work that either the Work or Contractor supp ie materia s, too s and equipment do not conform to the ftiregoing warranties, Contractor shall, after receipt of a written notice from ASC, promptly perform or arrange for the performance of any and all corrective 6 General Use Classification: General Use

Saudi Aramco's Technical Representative: 5. Reports Title: Phone: Email: Name: Title: Phone: Email: ASC AGREEMENT NO 5 . 1 . Quarterlv Reports Contractor shall deliver to ASC and to Saudi Aramco’s Technical Representative written, quarterly reports during the Term summarizing the Work (including, without limitation, all Research Results) conducted or obtained during the past quarter . Each Quarterly Report shall be due no later than days following the end of the quarter . Each Quarterly Report shall include at least the following : 5.2. A ual R se ch Re In lieu of a Quarterly Report Contractor shall deliver to ASC and to Saudi Aramco's Technical Representative a written, annual report during the Term summarizing the research and other Work (including, without limitation . all Research Results) conducted or obtained during the past year . Each Annual Research Report shall be due no later than days following the end of the year . 5 . 3 . Final Report A final written report setting forth the accomplishments and significant findings (including, without limitation, all Research Results) shall be delivered by Contractor to ASC and to Saudi Aramco's Technical Representative within ninety (90) days of the expiration of this Agreement . If the Research Program or this Agreement is terminated prior to its expiration, the Contractor shall submit a report marked “FINAL” report to ASC and to Saudi Aramco's Technical Representative setting forth the accomplishments and significant findings to the date of expiration unless ASC requests that Contractor not deliver such a report . 6. Meetings and Conferences B - 3

1. ASC AGREEMENT N ATTACHMENT I TO SCHEDULE B Research Schedule 1.2. Proposed details B - I - 1 General Use Classification: General Use BJA

Goals & Objectives GO81S Expected Outcomes from Contractor Technical Specifications 2 General Use Classification: General Use ASC AGREEMENT Objectives

The tool will be offered with the following specs: ASC AGREEMENT NO. 2. DELIVERABLES, DELIVERY SCHEDULE AND DELIVERY LOCATION: Contractor shall deliver for ASC's inspection and acceptance the following deliverables as specified in the table below: Item Description of Delivery Schedule Deliverables B - 1 - 3 General Use Classification: General Use

ASC AGREEMENT NO. 4.7. rate published by the U . S . General Services Administration in effect on the date of travel . If travel by POV is in lieu of travel by air then the total costs associated with traveling by car shall not exceed the total cost that would have been incurred in traveling by air . 4. All transportation and lodging expenses, regardless of amount, and all other individual expenditures equivalent to US or more, shall be supported by paid receipts . 5. Travel expenses incurred in foreign currencies shall be convertcd to US dollars at the actual exchange rate incurred by Contractor personnel supported by proof of the actual exchange rate incurred ; if proof of actual exchange rate is not provided ASC shall be permitted to convert foreign currency expenditures at its corporate exchange rates . 6. ASC shall not reimburse Contractor for the cost of housing accommodations in excess of a four star hotel, or vehicle rentals in excess of a full size car or their respective equivalents without ASC's prior written approval . ASC reserves the right to make all arrangements for housing accommodations and car rentals through its corporate travel office . Authorized travel days are limited to the travel days set forth in Table T - 1 below : 4.8. Travel Time North America North or South America Table T - 1 Authorized Trax'el Days For Travel Between & South America Europe, Africa or Axia - Pacific Region Europe, Africa and or the Asift - Paci fic Re ion & The Middle East including Saudi Arabia North or South America The Middle East including Saudi Arabia Limited to: 4 . 8 . 1 . Travel time related to the Work is included in the Project Price while travel time related to Change Order work, compensated based on a lump sum under Section 7 . 1 of Schedule C, is included in the Lump Sum Change Order compensation and not compensable under the provisions of Section 4 . 1 . 8 of Schedule C . 4 . 5 . 2 . Contractor will be compensated for travel time incurred by Contractor personnel who travel in performance of Chanhe Order work compensated under the provisions of Section 7 . 2 based on the Labor Rates specified in Pricing Attachment I with the following limitations : C - 5 General Use Classification: General Use

Schedule C Pricing Attachment I ASC AGREEMENT NO 1. Milestone Payment Schedule The Milestone Payment Schedule referenced in Section 2 . 2 of Schedule C is set forth in Table I below . The parties agree that the Project Price set forth in Section 1 . 1 of Schedule C represents the sum of the individual lump sum milestone payments set forth in Table I below . Milestone Table I Milestone Payment Schedule (In USD) Location of Work Total Milestone Payment The Term “IK” refers to Work performed Inside the Kingdom of Saudi Arabia while the terms “OOK” refers to work performed Outside the Kingdom of Saudi Arabia . This data is for informational purposes only and does not affect the milestone payment which is described in Section 2 of this Schedule . 2. Rates Por Change Orders The following rates represent Contractor compensation for Chnnge Order work. 1. Labor Rates C - I - 1 General Use Classification: General Use